                                                                    EXHIBIT 2.18



                               CONSTELLATION INC.
                                  (as Borrower)

                            CREDIT AGRICOLE INDOSUEZ
                              and SOCIETE GENERALE
                         (as Lead Managers and Lenders)

                             BUYER CREDIT AGREEMENT

                                  CONSTELLATION

                              (Hull n(degree) U31)


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                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

ARTICLE I - DEFINITIONS.....................................................3


ARTICLE II - AVAILABILITY OF THE CREDIT.....................................7


ARTICLE III - CONDITIONS PRECEDENT TO DRAWING...............................8


ARTICLE IV - DRAWING UNDER THE CREDIT-BORROWER'S IRREVOCABLE
               PAYMENT INSTRUCTIONS........................................13


ARTICLE V - REPAYMENT OF PRINCIPAL - INTEREST - PROMISSORY NOTES...........15


ARTICLE VI - CLAIMS OR DEFENSES MAY NOT BE OPPOSED TO THE LENDERS..........18


ARTICLE VII - CREDIT INSURANCE PREMIUMS....................................19


ARTICLE VIII - FEES........................................................20


ARTICLE IX - TAXES - COSTS AND RELATED CHARGES.............................21


ARTICLE X - DECLARATIONS...................................................23


ARTICLE XI - UNDERTAKINGS..................................................24


ARTICLE XII - PREPAYMENT...................................................27


ARTICLE XIII - INTEREST ON LATE PAYMENTS...................................28


ARTICLE XIV - ACCELERATION - EVENTS OF DEFAULT.............................29


ARTICLE XV - ACCELERATION - OTHER EVENTS...................................33


ARTICLE XVI - CURRENCY OF PAYMENT - DOMICILIATION..........................34


ARTICLE XVII - SECURITY....................................................35


                                      (i)
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                                                                          PAGE
                                                                          ----

ARTICLE XVIII - APPLICATION OF SUMS RECEIVED...............................36


ARTICLE XIX ...............................................................37


ARTICLE XX - GOVERNING LAW.................................................38


ARTICLE XXI - ARBITRATION..................................................39


ARTICLE XXII - APPENDICES..................................................40


ARTICLE XXIII - NOTICES AND SERVICES OF PROCESS............................41


ARTICLE XXIV - MISCELLANEOUS...............................................43


ARTICLE XXV - COMING INTO FORCE............................................44


APPENDIX I - DOCUMENTS TO BE PRODUCED BY THE SUPPLIER
               TO SOCIETE GENERAL..........................................45


APPENDIX II - PART 1

         SPECIMEN OF PROMISSORY NOTE A.....................................46


APPENDIX II - PART 2

         SPECIMEN OF PROMISSORY NOTE B.....................................47


APPENDIX III - PART 1

         SPECIMEN OF A LETTER CONTAINING A JOINT INTEREST MANDATE
         TO BE SENT BY THE BORROWER TO SOCIETE GENERALE ...................48


APPENDIX III - PART 2

         LENDER'S LETTER OF UNDERTAKING....................................51


APPENDIX IV

         GUARANTOR's LETTER OF UNDERTAKING.................................52


                                      (ii)
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                                                                          PAGE
                                                                          ----

APPENDIX V - PART I

         INDEPENDENT FIRST DEMAND GUARANTEE TO SOCIETE GENERALE............55


APPENDIX V - PART II

         INDEPENDENT FIRST DEMAND GUARANTEE TO CREDIT AGRICOLE INDOSUEZ....58


APPENDIX VI

         APPROVED CHARTERER'S LETTER OF UNDERTAKING........................61


                                     (iii)

THIS BUYER CREDIT AGREEMENT (this "AGREEMENT") is entered into this 18th day of December, 2001

BETWEEN

CONSTELLATION INC., a wholly owned Subsidiary of Royal Caribbean Cruises Ltd. and a company incorporated in Liberia and having its registered office at 80 Broad Street, Monrovia, Liberia, represented by Bonnie Biumi, an officer being duly authorized (the "BORROWER");

SOCIETE GENERALE, a SOCIETE ANONYME with a capital of EUR 529,060,522.50 and registered number R.C.S. Paris B 552 120 222, of 29 boulevard Haussmann, 75009 Paris, France, represented by Isabelle Seneca ("SOCIETE GENERALE"); and

CREDIT AGRICOLE INDOSUEZ, a SOCIETE ANONYME A DIRECTOIRE ET CONSEIL DE SURVEILLANCE with a capital of EUR 893,780,352 and registered number R.C.S. Nanterre 304 187 701, of 9, quai du President Paul Doumer 92400 Courbevoie, France, represented by Guy Olivier Bygodt and Jerome Leblond ("CREDIT AGRICOLE INDOSUEZ," and referred to together with SOCIETE GENERALE, as the "LENDERS" and individually, each as a "LENDER").

WHEREAS

A. A shipbuilding contract was signed on March 16, 1998, and modified by its amendment N(degree) 2 signed on February 19, 1999, (the "CONTRACT"), between Royal Caribbean Cruises Ltd. ("RCCL") a company incorporated in Liberia and having its registered office at 80 Broad Street, Monrovia, Liberia and Chantiers de l'Atlantique S.A. (the "SUPPLIER") whose registered office is at 25 avenue Kleber, 75116 Paris, France, for the design, construction and delivery of one passenger cruise vessel having hull number U-31 (the "VESSEL") to be delivered on or about April 26, 2002.

B. The contract price of the Vessel is US$ 343,994,500 (subject to adjustment in accordance with the terms of the Contract) (the "CONTRACT PRICE"), payable at the times and in the manner specified in the Contract. The terms of payment of the Contract Price are as follows :

         o US$ 17,199,725 payable no later than five Banking Days upon signature of the amendment N(degree)2;

         o  US$ 17,199,725 payable on May 1, 2000;

         o  US$ 17,199,725 payable on November 1, 2000; and

         o  the remainder payable upon delivery and acceptance of the Vessel.

C. The Contract may be modified from time to time with respect to certain change orders to the specifications of the Vessel (the "CHANGE ORDERS"), which such Change Orders are to be expressed in terms of EUR and/or FRF.



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D.       RCCL has entered into certain forward exchange contracts with third parties in order to cover the exchange risk involved by the invoicing in EUR and/or FRF of the Change Orders.

E. On or prior to the Delivery Date, RCCL will assign all its rights and obligations under the Contract to the Borrower, and the Borrower will accept all such rights and obligations under the Contract in an Assignment of Rights (the "ASSIGNMENT OF RIGHTS").

F. The Lenders agree to make available to the Borrower a credit facility on the terms and conditions set out herein for the purpose of assisting the Borrower to finance part of the Contract Price including the US$ equivalent amount of the Change Orders.

NOW THEREFORE, it is agreed as follows:

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ARTICLE I - DEFINITIONS

In this Agreement (including the Whereas clauses) and the Appendices (all of which form an integral part of this Agreement) the following expressions shall have the meanings set out opposite them below.

"APPROVED CHARTERER" means either (i) the Guarantor, or (ii) a wholly owned Subsidiary of the Guarantor.

"APPROVED CHARTERER'S LETTER OF UNDERTAKING" means the letter of undertaking to the Lenders to be signed by the Approved Charterer with respect to the Bare Boat Charter in the form and substance attached hereto as Appendix VI.

"ASSIGNMENT OF INSURANCES" means an assignment to be entered into between the Borrower, the Approved Charterer, if applicable, and the Lenders and to be in the agreed form.

"ASSIGNMENT OF REQUISITION PROCEEDS" means an assignment to be entered into between the Borrower, the Approved Charterer, if applicable, and the Lenders and to be in the agreed form.

"ASSIGNMENT OF RIGHTS" means that certain Assignment of Rights to be dated on or prior to the Delivery Date and to be in the agreed form whereby RCCL will assign all its rights and obligations under the Contract to the Borrower, and the Borrower will accept all such rights and obligations under the Contract.

"BANKING DAY" means a full day on which commercial banks are open for business and dealing in deposits in London, New York City and Paris.

"BARE BOAT CHARTER" means a bare boat charter entered into between the Borrower and an Approved Charterer with respect to the Vessel as approved by the Lenders, provided that, if the Bare Boat Charter differs from the Bare Boat Charter in agreed form, such approval will not be reasonably withheld, in accordance with the provisions of Article XI, paragraph (a)(7) of this Agreement.

"CHANGE ORDERS" means those certain change orders to the specifications of the Vessel as may be agreed to from time to time by the Borrower and the Supplier, the net cost of which is payable at delivery.

"CHANGE ORDER AMOUNT" means the net cost of the Change Orders denominated in EUR and/or FRF.

"COFACE" means Compagnie Francaise d'Assurance pour le Commerce Exterieur.

"COMPULSORY REQUISITION" means the requisition of the Vessel for title or other compulsory acquisition thereof (otherwise than by way of requisition for hire).

"CONTRACT" means that certain contract entered into between RCCL and the Supplier dated March 16, 1998, and modified by its amendment N(degree) 2 signed on February 19, 1999, as from time to time amended, in respect of the design, construction and delivery of the Vessel, to be assigned to and assumed by the Borrower pursuant to the Assignment of Rights.

"CONTRACT PRICE" means the total price payable by the Borrower to the Supplier for the Vessel in accordance with the Contract.

"CREDIT" means the credit available to the Borrower hereunder.

"DELIVERY DATE" means the date and time stated in the Protocol of Delivery and Acceptance.

"DOLLAR" and "US$" mean the lawful currency of the United States of America and, in respect of all payments to be made hereunder, mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other funds as may at the relevant time be customary for the settlement of international banking transactions denominated in United States dollars).

"EUR" means the single currency of the member states of the European Union participating in the third stage of the European economic and monetary union pursuant to the treaty establishing the European Union (as amended from time to time), which currency replaced FRF since January 1, 2000.

"EVENT OF DEFAULT" means any one of the events specified in Article XIV paragraph (a) hereof.

"FRF" means French Francs, which since January 1, 2000 is a subdivision of EUR such that 1 EUR equals 6.55957 FRF.

"FORWARD RATE" means the weighted EUR/USD and/or FRF/USD exchange rate of the forward exchange contracts entered into by the Borrower to hedge its EUR and/or FRF exposure in respect of the Change Orders.

"GUARANTEES" means the two (2) irrevocable, unconditional, first demand, independent guarantees, in the form attached hereto as Appendix V, granted by RCCL in its capacity as Guarantor on or prior to the Delivery Date in favor of each of the Lenders guaranteeing the payment of a maximum amount determined on the basis of the aggregate amount of the Promissory Notes of principal and interest plus the credit insurance premium, interest on late payments, fees, breakage costs, other expenses and related costs.

"GUARANTOR" means Royal Caribbean Cruises Ltd., a company incorporated in Liberia and having its registered office at 80 Broad Street, Monrovia, Liberia, in its capacity as Guarantor under the Guarantees.

"GUARANTOR'S LETTER OF UNDERTAKING" means the letter of undertaking to the Lenders to be signed by the Guarantor in the form attached hereto as Appendix IV.

"INTENDED DELIVERY DATE" means:

         (i)      prior to the delivery of the Borrower's notice referred to at
                  Article III paragraph (b) hereof, the date for delivery of the Vessel referred to in Whereas A to this Agreement; and then

         (ii)     following service of the Borrower's notice referred to at
                  Article III paragraph (b) hereof, the date for delivery of the Vessel specified in such notice.

"INSURANCE" means the insurance policies and coverage required pursuant to the Mortgages.

"LIMIT DATE FOR DRAWING" means the date specified in Article IV after which no drawing under this Agreement may be made.

"MARITIME REGISTRY" means the maritime registry which the Borrower will specify to the Lenders no later than three months before the Intended Delivery Date, being that of the Republic of Liberia or such other registry as the Lenders may in their discretion agree.

"MATURITY DATE" means the date on which a Promissory Note is payable.

"MORTGAGES" means the two maritime (preferred) mortgages over the Vessel sharing same first priority in favor of each of the Lenders, to be granted as provided for in Article XVII hereof and to be in the agreed form.

"PROMISSORY NOTE(S)" means one or more of the promissory notes referred to in
Article V hereof.

"PROTOCOL OF DELIVERY AND ACCEPTANCE" means the protocol of delivery and acceptance of the Vessel to be signed by the Borrower and the Supplier in accordance with Article VI.2 of the Contract.

"STATE OF REGISTRATION" means the Republic of Liberia, or such other state as the Lenders may in their discretion agree.

"SUBSIDIARY" means with respect to the Guarantor, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly owned by the Guarantor, by the Guarantor and one or more other Subsidiaries of the Guarantor, or by one or more other Subsidiaries of the Guarantor.

"SUPPLIER" means Chantiers de l'Atlantique SA, a company incorporated in France under registration N(degree) RCS Paris B 347 951 204 and having its registered office at 38, avenue Kleber, 75116 Paris, France.

"TOTAL LOSS" means the actual or constructive or compromised or agreed or arranged total loss of the Vessel, including any such total loss as may arise during a requisition for hire.

"TOTAL LOSS DATE" means:

         (i) in the case of an actual total loss of the Vessel, the actual date on which the Vessel was lost or, if such date is not known, the date on which the Vessel was last reported; or

         (ii) in the case of a constructive total loss of the Vessel, or in the case of a compromised or arranged total loss of the Vessel, the date of the event giving rise to the claim for such constructive total loss or to the claim for a compromised or arranged total loss.

"VESSEL" means the passenger cruise vessel referred to in Whereas A of this Agreement and more specially described in the Contract, and, to the extent the context permits, includes all manuals, logs and technical records relating to the said vessel.

References in this Agreement to a document "in the agreed form" are to the form of the relevant document which is initialed for the purposes of identification by the parties hereto or to such other form as the parties hereto may from time to time agree, subject to such modification as may be required in good faith by the Lenders in order to take account of any relevant changes in any laws, regulations, case law and generally recognized insurance practice relevant to cruise liners.

ARTICLE II - AVAILABILITY OF THE CREDIT

The Lenders shall make available to the Borrower a credit of a maximum amount of US$ 275,195,600 (two hundred seventy five million one hundred ninety five thousand six hundred Dollars) to enable it to pay to the Supplier up to 80% of the Contract Price of the Vessel.

The Credit may only be used to pay for goods and services of French origin. However, within the limits and under the conditions fixed by the French authorities, it shall be extended to cover goods and services incorporated in deliveries made by the Supplier and originating from countries other than the Borrower's country and France, which have been sub-contracted by the Supplier and therefore remain under its responsibility.

In the event that the Contract Price for the Vessel increases pursuant to the terms of the Contract, the Lenders agree to increase the maximum amount of the Credit by an amount of up to US$ 46,783,252 (being 80% of 17% of US$ 343,994,500) to finance up to 80% of the US$ counter-value as at the Forward Rate of the Change Order Amount if the Borrower so requests by simple written notification to SOCIETE GENERALE on behalf of the Lenders with a certificate of the Borrower stating the Forward Rate and a copy of the commercial invoice(s) for such Change Orders or any such other similar document issued by the Supplier stating the Change Order Amount.

Any increase in furtherance of the preceding paragraph will be set out in an addendum to this Agreement to be signed at the latest five (5) Banking Days before the Intended Delivery Date.

ARTICLE III - CONDITIONS PRECEDENT TO DRAWING

The Borrower may only draw under the Credit in accordance with the terms set out in Article IV below when the following conditions have been fulfilled to the satisfaction of the Lenders and provided no Event of Default shall have occurred and be continuing:

         (a)      WITHIN 45 DAYS OF THE EXECUTION OF THIS AGREEMENT:

                  (1) Receipt by SOCIETE GENERALE acting on behalf of the Lenders of an opinion of legal counsel to the Lenders as to Liberian law, together with the corporate documentation of the Borrower supporting the opinion, including the Articles of Association and By-laws as filed with the competent authorities, to the effect that:

                           (i) the Borrower has been duly organized and is validly existing in good standing as a corporation under the law of the Republic of Liberia;

                           (ii) this Agreement falls within the scope of the Borrower's corporate purpose as defined by its Articles of Association and By-laws;

                           (iii) the Borrower's representatives named in the opinion were at the date of this Agreement fully empowered to sign this Agreement;

                           (iv) either all administrative requirements applicable to the Borrower (whether in Liberia or elsewhere), concerning the transfer of funds abroad and acquisitions of Dollars to meet its obligations hereunder have been complied with, or that there are no such requirements; and

                           (v) this Agreement is the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms (containing such exceptions as are standard for opinions of this type).

                  (2) Receipt by SOCIETE GENERALE acting on behalf of the Lenders of an executed copy of the Contract.

         (b) NO LATER THAN TEN (10) BANKING DAYS BEFORE THE INTENDED DELIVERY DATE:

                  (1) Receipt by SOCIETE GENERALE acting on behalf of the Lenders of notification from the Borrower of the Intended Delivery Date.

                  (2) Receipt by SOCIETE GENERALE acting on behalf of the Lenders of a certificate of the treasurer of the Borrower stating the Forward Rate.

                  (3) Receipt by SOCIETE GENERALE acting on behalf of the Lenders of a notice from the Borrower, signed by a duly authorized signatory of the Borrower, specifying the US$ amount to be drawn under the Credit being the counter-value of the Change Order Amount in the limit set out in Article II and including:

                           (i)      the Change Order Amount;

                           (ii) the part of the Change Order Amount for which the financing is required under this Agreement; and

                           (iii) the US$ counter-value of such amount at the Forward Rate.

         (c)      NO LATER THAN THE INTENDED DELIVERY DATE:

                  (1) Receipt by SOCIETE GENERALE acting on behalf of the Lenders of an opinion of legal counsel to the Lenders as to Liberian law, together with the corporate documentation of the Guarantor supporting the opinion, including the Articles of Association and By-laws as filed with the competent authorities, to the effect that:

                           (i) the Guarantor has been duly organized and is validly existing in good standing as a corporation under the law of the Republic of Liberia;

                           (ii) the Guarantees and the Guarantor's Letter of Undertaking fall within the scope of the Guarantor's corporate purpose as defined by its Articles of Association and By-laws;

                           (iii) the Guarantor's representatives named in the opinion were at the date of the Guarantees fully empowered to sign the Guarantees and the Guarantor's Letter of Undertaking;

                           (iv) either all administrative requirements applicable to the Guarantor (whether in Liberia or elsewhere), concerning the transfer of funds abroad and acquisitions of Dollars to meet its obligations under the Guarantees have been complied with, or that there are no such requirements; and

                           (v) the Guarantees and the Guarantor's Letter of Undertaking are the legal, valid and binding obligations of the Guarantor enforceable in accordance with their terms (containing such exceptions as are standard for opinions of this type).

                  (2) Receipt by SOCIETE GENERALE acting on behalf of the Lenders of

                           (i)      an executed copy of the Assignment of
                                    Rights;

                           (ii)     the executed Guarantees; and

                           (iii)    the executed Guarantor's Letter of
                                    Undertaking;

                  (3) Receipt by SOCIETE GENERALE acting on behalf of the Lenders of the Promissory Notes together with the letter of joint interest mandate relating thereto made out in accordance with Appendix II and Appendix III - Part 1 hereafter; and

                  (4) Receipt by SOCIETE GENERALE acting on behalf of the Lenders of a legal opinion of counsel to the Lenders together with the corporate documentation of the Borrower supporting such opinions and a certificate of a competent officer of the Borrower containing specimen signatures of the persons authorized to sign the documents on behalf of the Borrower, confirming that:

                           (i) the Lenders may continue to rely on the legal opinion given pursuant to Article III paragraphs (a)(1)(i), (ii), (iv) and (v) hereof;

                           (ii) the Promissory Notes and the said letter of joint interest mandate have been duly executed by a fully empowered representative of the Borrower;

                           (iii) the Mortgages, the Promissory Notes, the letter of joint interest mandate relating thereto, the Assignment of Insurances, and the Assignment of Requisition Proceeds fall within the scope of the Borrower's corporate purpose as defined by its Articles of Association and By-laws and are binding on it; and

                           (iv) the Borrower's representatives named in the opinion are fully empowered to sign the Protocol of Delivery and Acceptance, the Assignment of Insurances, the Assignment of Requisition Proceeds, and the Mortgages.

                  (5) Receipt by SOCIETE GENERALE acting on behalf of the Lenders of insurance documents in form and substance reasonably satisfactory to the Lenders confirming that the Insurances have been effected and will be in full force and effect on the Delivery Date.

                  The parties hereto agree that they will make reasonable efforts to satisfy the conditions precedent referred to in this Article III paragraph (c) thirty (30) days prior to the Intended Delivery Date.

         (d)      ON THE DELIVERY DATE:

                  (1) Receipt by SOCIETE GENERALE acting on behalf of the Lenders of evidence of payment to the Supplier of:

                           (i)      the three installments of the Contract
                                    Price; and

                           (ii) any other part of the Contract Price not financed hereunder;

                  (2) Due execution and effective registration in the Maritime Registry of the Mortgages;

                  (3) Delivery to the Lenders of the Assignment of Insurances together with relevant notices of assignment and the Assignment of Requisition Proceeds;

                  (4) Receipt by SOCIETE GENERALE acting on behalf of the Lenders of all amounts which are due and payable hereunder by the Borrower on or prior to the Delivery Date; and

                  (5) Receipt by SOCIETE GENERALE acting on behalf of the Lenders of a legal opinion of counsel to the Lenders as to Liberian law confirming:

                           (i) the valid registration of the Vessel in the Maritime Registry; and

                           (ii) the Mortgages over the Vessel have been validly registered in the Maritime Registry; and

                  (6) Receipt by SOCIETE GENERALE acting on behalf of the Lenders of a certificate from the Borrower, signed by an authorized representative of the Borrower, attesting that the declarations contained in Article X hereof are true and correct as of the Delivery Date in consideration of the facts and circumstances existing as of the Delivery Date.

                  (7) Receipt by SOCIETE GENERALE acting on behalf of the Lenders of documentary evidence satisfactory to the Lenders that the EUR and/or FRF amount referred to in
                           Article IV paragraph (a)(ii) is credited or shall be credited to the account of SOCIETE GENERALE on or prior to the Delivery Date.

                  (8) Receipt by Societe Generale acting on behalf of the Lenders of the documents mentioned in Appendix I.

In addition, the Lenders shall not be required to make the Credit available unless and until the COFACE insurance cover documentation satisfactory to the Lenders relating to the transactions contemplated hereby has been finally constituted and received by the Lenders. The Lenders shall take all necessary steps, in a timely fashion, to enable COFACE to issue such insurance cover documentation in due time and shall notify the Borrower immediately upon receiving a satisfactory credit insurance policy from COFACE.

ARTICLE IV - DRAWING UNDER THE CREDIT-BORROWER'S IRREVOCABLE PAYMENT
INSTRUCTIONS

The Lenders shall not be obliged to fulfill their obligations to make the Credit available except by paying the Supplier on behalf of and in the name of the Borrower, and by reimbursing the Borrower the US$ counter-value based on the Forward Rate of the part of the Change Order Amount that is to be paid to the Supplier in accordance with paragraph (a)(ii) hereunder.

The Borrower hereby instructs the Lenders in accordance with Article II above, upon the conditions and against presentation to SOCIETE GENERALE acting on behalf of the Lenders of the documents provided for in Appendix I:

         (a)      to pay the Supplier:

                  (i) the US$ amount remaining due under the Contract up to an amount equal to the lesser of US$ 275,195,600 or 80% of the Contract Price (not taking into account the Change Order Amount), plus

                  (ii) up to the lesser of 80% of the Change Order Amount or of the EUR and/or FRF amount that is the counter-value as at the Forward Rate of US$ 46,783,252 (being 17% of 80% of US$ 343,994,500) upon receiving the same from RCCL, and

         (b) to reimburse RCCL, by drawing under the Credit, the US$ amount that is the counter-value at the Forward Rate of the amount referred to in paragraph (a)(ii) above.

The present mandate, given in the joint interest of the parties, is in consequence irrevocable.

Said payment to the Supplier will be made upon the Delivery Date of the Vessel during usual banking hours to the Supplier's account as specified by the Supplier in accordance with the Contract after the receipt by SOCIETE GENERALE and its approval of the documents provided for in Appendix I.

The only responsibility of SOCIETE GENERALE in examining the documents mentioned in Appendix I shall be to ascertain that they appear on their face to be in accordance with the terms and conditions of this Agreement as defined in the Uniform Customs and Practice for Documentary Credits - ICC Publication 500 (1993 revision).

The Borrower expressly acknowledges that the payment terms set out in this Article may only be modified with the agreement of the Supplier, the Lenders and the Borrower.

Drawing may not be made under this Agreement (and the Credit shall not be available) after January 30, 2003, or the date of the Protocol of Delivery and Acceptance, whichever is the earlier, such earlier date being hereinafter called the "LIMIT DATE FOR DRAWING."

However, upon documented application by the Borrower, the Lenders will use their best efforts to postpone the above date of January 30, 2003, by addendum to this Agreement, it being understood that such extension is subject to the prior written approval of COFACE.

ARTICLE V - REPAYMENT OF PRINCIPAL - INTEREST - PROMISSORY NOTES

         A.       REPAYMENT OF PRINCIPAL

The Borrower shall repay to the Lenders all amounts paid on behalf of the Borrower under the terms of this Agreement.

Repayments will be made by the Borrower in 17 (seventeen) equal and consecutive half yearly installments, the first of which will become due six months after the Delivery Date.

The installments of principal will be evidenced by two sets each of 17 (seventeen) Promissory Notes (i.e. 34 (thirty-four) Promissory Notes) executed by the Borrower to the order of SOCIETE GENERALE as regards one set ("SET PA") and CREDIT AGRICOLE INDOSUEZ as regards the other set ("SET PB"). They will be remitted to SOCIETE GENERALE no later than the Intended Delivery Date of the Vessel, with a letter of joint interest mandate which will be drawn up according to Part 1 of Appendix III. These Promissory Notes will be marked PA1 to PA17 for Set PA and PB1 to PB17 for Set PB.

The amounts on these Promissory Notes of principal, notified by SOCIETE GENERALE acting on behalf of the Lenders no later than the Intended Delivery Date, will be determined in accordance with the second paragraph of this Article V.A. The Maturity Dates of these Promissory Notes will be left in blank.

At the time of the drawing and when the Delivery Date is known, SOCIETE GENERALE shall for the two sets of Promissory Notes of principal:

         (1) insert the Maturity Dates on the Promissory Notes taking as reference the Delivery Date;

         (2) modify, if necessary, the amounts indicated on each Promissory Note corresponding to 1/34 of the total amount of the Credit disbursed; and

         (3) release the Promissory Notes to SOCIETE GENERALE (with respect to Set PA) and to CREDIT AGRICOLE INDOSUEZ (with respect to set PB),

in accordance with the terms and conditions of the above-mentioned letter of joint interest mandate.


         B.       PAYMENT OF INTEREST

Interest will be payable on the amount of the Credit drawn under this Agreement free of any deductions or withholdings, at the rate hereafter set out.

Interest will be calculated on the balance of the Credit from time to time outstanding beginning on the Delivery Date and will be payable in arrears every six months on the same dates as the installments of principal.

Interest will be computed for the exact number of days elapsed divided by 360 days.

Interest will be payable at a fixed rate of eight per cent (8.00%) per annum, which rate includes an amount of zero point forty one per cent (0.41%), related to the COFACE insurance premiums.

The half yearly installments of interest will be evidenced by two sets each of 17 (seventeen) Promissory Notes (i.e. 34 (thirty-four) Promissory Notes) executed by the Borrower to the order of SOCIETE GENERALE as regards one set ("SET IA") and CREDIT AGRICOLE INDOSUEZ as regards the other set ("SET IB"), marked IA1 to IA17 for Set IA and IB1 to IB17 for Set IB.

The amounts of these Promissory Notes of interest will be determined in reference to the Promissory Notes of principal and in accordance with the interest provisions in this Article V.B.

These Promissory Notes will be issued by the Borrower with the Maturity Dates left in blank and remitted to SOCIETE GENERALE. SOCIETE GENERALE shall fill in the Maturity Dates, modify the amount if necessary, and release in the same way as the Promissory Notes of principal, in accordance with the terms and conditions of the letter containing a joint interest mandate drawn up as per
Part 1 of Appendix III.

         C.       PROVISIONS COMMON TO ALL THE PROMISSORY NOTES

All the Promissory Notes of principal and interest will be denominated in Dollars and domiciled with (i.e. payable at) SOCIETE GENERALE, Paris. They will be in the form set out in Appendix II and will state as consideration "(for value given pursuant to the Credit Agreement signed on ...)".

All the Promissory Notes of principal and interest shall have the character attributed to them by French law and will fulfill all the conditions of form and substance required by that law. The Borrower hereby accepts all obligations which result from the application of French law.

The Borrower hereby expressly exempts the Lenders and holders from the need to protest these notes.

         D. SPECIFIC PROVISIONS REGARDING THE PAYMENT DATES OF ALL SUMS EVIDENCED BY PROMISSORY NOTES

Any payment due by the Borrower under this Agreement as evidenced by a Promissory Note whose Maturity Date does not fall on a Banking Day shall be postponed to the following Banking Day. Such postponement shall not entail any modification of the Maturity Dates which will remain at six monthly intervals from the Delivery Date.

Where these provisions apply, the Maturity Dates and the amounts of the Promissory Notes will not be modified, but the Promissory Notes shall be paid on the dates determined in accordance with the above procedure. In such event, SOCIETE GENERALE acting on behalf of the Lenders shall, one month before the payment date, send to the Borrower a statement by facsimile indicating the amount of additional interest at the fixed rate specified in Article V.B. above accrued on the amount of the Promissory Note of principal, the payment of which is postponed in accordance with the provisions of this Article V.D. from the Maturity Date of such Promissory Note until the first Banking Day immediately following such Maturity Date. Such additional interest shall be paid on the Maturity Date indicated in such facsimile.

ARTICLE VI - CLAIMS OR DEFENSES MAY NOT BE OPPOSED TO THE LENDERS

Since the Lenders are in no way party to the Contract, the Borrower may not escape liability under the terms of this Agreement by opposing to the Lenders claims or defenses of any kind whatsoever arising under the Contract, and in particular from its performance, or from any other relationship between the Borrower and the Supplier.

Furthermore, the Borrower understands that the Lenders are not a party to the forward exchange contracts entered into by RCCL with respect to the Change Orders. The Borrower hereby agrees that the Lenders have assumed no responsibility thereunder, and the Borrower may not avoid liability under the terms of this Agreement or the Promissory Notes, by raising any claims or defences of any kind it may otherwise have under such contracts. The Borrower further waives any and all rights and defences it might otherwise have against the Lenders resulting from or arising out of the performance of such forward exchange contracts by any party thereto.

ARTICLE VII - CREDIT INSURANCE PREMIUMS

The Borrower undertakes to repay the Lenders the premiums due to COFACE under the insurance policy related to this Agreement. These premiums are due by the Borrower and will be paid by the Lenders to COFACE upon the drawing of the Credit under this Agreement (provided that no such premiums will be due if the Credit is not drawn).

The premiums will be financed as per Article V.B. above and will be repaid by the Borrower by paying additional interest computed at a rate of zero point forty one per cent (0.41%) per annum. This additional amount is included in the rate set out in Article V.B. above. The premiums so included in the rate of interest are due in any event.

Consequently, in case of either prepayment or acceleration of the Credit pursuant to Articles XII and XIV hereafter, the Borrower undertakes to repay the Lenders, upon receipt of SOCIETE GENERALE's detailed statement stating the amount of such insurance premiums remaining due, the amount of the insurance premium not yet reimbursed by the payments of interest already made by the Borrower.

If there is no prepayment or acceleration of the Credit pursuant to Articles XII and XIV hereafter, the Borrower will be released from its obligation of repayment of credit insurance premiums to the Lenders only after full payment of all the Promissory Notes of interest.

ARTICLE VIII - FEES

The following fees shall be paid to Societe Generale acting on behalf of the Lenders by the Borrower as required hereunder:

         (a)      A MANAGEMENT FEE of US$ 75,000 shall be paid as follows:

                  -        US$ 37,500, upon signature of the Agreement; and

                  - US$ 37,500, on the date falling on the earlier of (i) the Delivery Date or (ii) the date of early termination of the Agreement pursuant to Articles XIV and XV or the date of cancellation of the Credit by the Borrower pursuant to Article XXV.

         (b) A COMMITMENT FEE of 0.125 % p.a. shall be paid for the period from the date of signature of the Agreement till the Delivery Date of the Vessel or the Limit Date for Drawing, or the date of receipt by SOCIETE GENERALE acting on behalf of the Lenders of the written termination notice sent by the Borrower as described in Article XXV, whichever is the earliest. This commitment fee shall be calculated on the undrawn amount of the Credit at the date of signature of the Agreement, and paid in arrears on such date falling six months after the date of signature of the Agreement and on each date falling at the end of each following consecutive six month period, to the exception of the commitment fee due in respect of the last period, which shall be paid upon Delivery Date of the Vessel. The commitment fee shall be calculated on the actual number of days elapsed divided by 360.

         (c) AN AGENCY FEE of US$ 20,000 shall be paid yearly in advance as from the Delivery date of the Vessel, and then, on each anniversary date thereof, until total repayment of the Credit.

ARTICLE IX - TAXES - COSTS AND RELATED CHARGES

         (a) All present and/or future taxes, levies and duties whatsoever legally payable in France as a consequence of the signature or performance of this Agreement shall be paid by the Lenders.

         (b) All present and/or future taxes, levies and duties whatsoever legally payable outside France (other than taxes payable by each of the Lenders on its overall net income) as a consequence of the signature or performance of this Agreement shall be paid by the Borrower. In consequence, all payments of principal and interest, whether or not evidenced by Promissory Notes, interest on late payments, compensation, costs, fees and related charges, due in connection with this Agreement shall be made without any deduction or withholding in respect of taxes, levies and duties mentioned in this paragraph (b) of this Article IX. The Borrower therefore hereby agrees expressly that if for any reason full payment of the above amounts is not made, it will immediately pay the Lenders the sums necessary to compensate exactly the effect of the deductions or withholdings made in respect of taxes, levies and duties mentioned in this paragraph (b) of this Article IX. If the Borrower fails to perform this obligation, the Lenders shall be entitled, in accordance with Article XIV, either not to make available the Credit or, as the case may require, to require immediate repayment of the Credit.

         (c) The Borrower undertakes to pay to the Lenders, upon demand, all reasonable costs and expenses, duties and fees, incurred by the Lenders in connection with the negotiation, preparation and execution of all agreements, guarantees, security agreements and related documents entered into, or to be entered into, for the purpose of the transaction contemplated hereby (except the legal expenses incurred by the Lenders in connection with the preparation and negotiation of this Agreement and the documents in agreed form and the legal expenses incurred by the Lenders in connection with the documents to be executed at delivery which will be reimbursed by the Borrower to Societe Generale acting on behalf of the Lenders up to the limit of US$ 5,000) as well as all reasonable costs and expenses, duties and fees incurred by the Lenders in connection with the registration, filing, enforcement or discharge of the said guarantees or security agreements, including without limitation the fees and expenses of legal advisers and insurance experts, the cost of registration and discharge of security interests and the related travel expenses; the Borrower further undertakes to pay to the Lenders all reasonable costs, expenses, duties and fees incurred by them in connection with any variation of this

                  Agreement and the related documents, guarantees and security agreements, any supplements thereto and waiver given in relation thereto, in connection with the enforcement or preservation of any rights under this Agreement and/or the Promissory Notes and/or the related guarantees and security agreements, including in each case the fees and expenses of legal advisers, and in connection with the consultations or proceedings made necessary by the acts of, or failure to act on the part of the Borrower.

         (d) The Borrower undertakes to pay to the Lenders, upon demand, any costs incurred by the Lenders in funding the Credit in the event that the Delivery Date is later than the Intended Delivery Date provided the Borrower has not given the Lenders with at least three (3) business days notification of such delay in the Delivery Date.

ARTICLE X - DECLARATIONS

         The Borrower hereby declares and warrants to each Lender that:

         (a) The Borrower is duly incorporated, validly existing and in good standing under the laws of Liberia and has power to carry on its business as it is now being conducted and to own its property and other assets;

         (b) The Borrower has the power to execute and perform each of its obligations under this Agreement and all necessary corporate and other actions have been taken by the Borrower to authorize the execution and performance of the same;

         (c) The execution and performance by the Borrower of this Agreement do not contravene any law, regulation, judicial or administrative decree or conflict with the By-Laws or Articles of Association of the Borrower;

         (d) There are no governmental approvals outside France which are necessary for the execution and performance by the Borrower of this Agreement or for this Agreement to be enforceable against the Borrower, other than those which have already been obtained;

         (e) There are no proceedings before any arbitration tribunal, court, government agency or administrative body pending or threatened against the Borrower which, in the reasonable opinion of the Borrower, are likely to be adversely determined, and would (if adversely determined) be likely to
                  (i) materially and adversely affect the financial condition of the Borrower or impair the ability of the Borrower to pay, when due, any amounts due hereunder, or (ii) in any material respect prevent or prohibit the execution or performance of this Agreement or preclude or impair the exercise by the Lenders of their rights hereunder;

         (f) The Borrower is not in default under any material agreement or obligation to which it is a party or by which it is bound;

         (g)      No Event of Default has occurred and is continuing; and

         (h) There are at the date of the execution of this Agreement no notarizations, filings, recordings, registrations or enrollments in any court, public office or elsewhere in Liberia which are necessary in order to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement and any such notarizations, filings, recordings, registrations or enrollments as may be necessary as at the Delivery Date to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement shall have been obtained.

ARTICLE XI - UNDERTAKINGS

         (a)      The Borrower hereby undertakes that it shall:

                  (1) Provide SOCIETE GENERALE, acting on behalf of the Lenders, with its (or if its financial statements are consolidated with the Guarantor's, the Guarantor's) quarterly and annual financial statements promptly after the Guarantor's financial statements are filed with the United States Securities and Exchange Commission;

                  (2) Promptly advise SOCIETE GENERALE, acting on behalf of the Lenders, of any event or circumstance which, in the reasonable opinion of the Borrower, would be likely to have a material adverse effect on the Borrower's ability to perform its obligations under this Agreement, the Mortgages, the Assignment of Insurances, or the Assignment of Requisition Proceeds;

                  (3) Promptly give written notice to SOCIETE GENERALE, acting on behalf of the Lenders, of any material litigation or arbitration or administrative or other proceedings before or of any arbitration tribunal court, governmental agency or administrative body affecting the Vessel;

                  (4) Inform the Lenders within one month of all changes to its legal form, nature or corporate purpose and shall supply all supporting documents relating to such change;

                  (5) Provide the Lenders with the same documents and information, with respect to the Guarantor, as required in paragraphs (1), (2) and (4) above;

                  (6) Comply with the requirements of all laws, rules, regulations, orders and decrees of any administrative, governmental, or judicial authority or other organization or body, applicable to the Borrower or any part of its assets, the non-compliance with which would materially and adversely affect the credit of the Borrower or its ability duly to perform and observe the obligations expressed to be assumed by the Borrower in or pursuant to this Agreement;

                  (7) Not enter into any bare boat charter other than a Bare Boat Charter with an Approved Charterer which terms have been agreed to by the Lenders provided that such agreement shall not be unreasonably withheld if:

                           (i) the Borrower shall remain responsible to the Lenders for the complete and proper performance of its obligations under this Agreement;

                           (ii) the hire due under the Bare Boat Charter is paid in such amount and at such time as to enable the Borrower to meet its obligations under this Agreement;

                           (iii) such hire referred to in subparagraph (ii) above is assigned to Lenders in an assignment agreement in form and substance satisfactory to the Lenders;

                           (iv) the Bare Boat Charter is subject to and subordinate to the Mortgages and the Approved Charterer agrees that the Bare Boat Charter terminates in the event that this Credit is accelerated pursuant to the provisions of Articles XIV and XV, and the Bare Boat Charter contains provisions on insurances, maintenance and use of the Vessel that are no less onerous than such provisions in this Agreement and in the Mortgages;

                           (v) the Approved Charterer issues to the Lenders the Approved Charterer's Letter of Undertaking, provided that no such Approved Charterer's Letter of Undertaking shall be required if the Approved Charterer's acknowledgment of the assignment mentioned in subparagraph (iii) above includes a similar undertaking;

                           (vi) legal counsel to the Lenders as to Liberian law is in a position to confirm that the Bare Boat Charter falls within the scope of the Borrower's corporate purpose as defined in its Articles of Association and By-laws, and that the Borrower's representatives having executed the Bare Boat Charter were at that date fully empowered to sign the Bare Boat Charter; and

                           (vii) legal counsel to the Lenders have been provided with the corporate documentation of the Approved Charterer, and the Lenders have received from their counsel a legal opinion with respect to the Bare Boat Charter and the Approved Charterer's Letter of Undertaking in substantially the form of the opinion requested under Article III, paragraph (1)(a) of this Agreement.

                  (8) Other than the hiring of cabins in the ordinary course of business, not to enter into any other form of hiring or leasing of all or part of the Vessel with any person without the prior written consent of the Lenders (such consent not to be unreasonably withheld) other than time, voyage or cabin charters of less than ninety (90) days (including any extensions or renewals) during which operational control and the crew remain that of the Borrower (or the Approved Charterer as the case may be); and

                  (9) Not, without the prior written agreement of the Lenders, enter into any form of transfer of any of its rights or obligations arising from this Agreement.

         (b) The Borrower further undertakes that, for so long as sums are owing or may be owing under this Agreement and/or the Promissory Notes, it shall:

                  (1) Not substantially modify the Contract, directly or indirectly, if, by reason of regulations which apply to either Lender, such modification would make such Lender's commitment impossible to fulfill or would change the substance or form of its commitment. The Borrower may, therefore, submit to the Lenders any proposals for modification which in its opinion, might have such consequence, and the Lenders will indicate in a timely manner whether the modification proposed will allow the Credit to be maintained;

                  (2) Not without the prior written consent of the Lenders make any act of disposal of the Vessel whether gratuitous or otherwise, or enter into any commitment to third parties affecting the ownership of the Vessel (unless the effectiveness of such commitment is itself expressed to be conditional upon the prior prepayment of the Credit or the written consent of the Lenders);

                  (3) Keep the Vessel, or cause the Vessel to be kept, in good working order and well maintained;

                  (4) Take such steps as may be reasonably necessary to maintain and protect the interest of the Lenders in the Vessel as the first priority mortgagees of the Vessel and in the Insurances of the Vessel as first priority assignees thereof;

                  (5) Promptly furnish SOCIETE GENERALE, acting on behalf of the Lenders, with, or procure that it is furnished promptly with, all such information as SOCIETE GENERALE, acting on behalf of the Lenders, may from time to time reasonably request regarding the Vessel, her Insurances, operation, state and condition; and

                  (6) Take all steps that may be necessary or desirable under any applicable law to publish or otherwise inform third parties that the Vessel is subject to the Mortgages.

ARTICLE XII - PREPAYMENT

The Borrower may prepay all or part of the Credit provided a prepayment covers the full amount of one or more installments of principal evidenced by the relevant Promissory Notes of principal, unless the Lenders agree otherwise and provided such prepayment is made on the same day of any month as the day of the normal Maturity Dates. Sums prepaid will be applied in accordance with Article XVIII below. This option to prepay may only be exercised if one month's prior written notice indicating the intended date of prepayment is given to SOCIETE GENERALE on behalf of the Lenders.

The conditions of such prepayment will be, in due time and prior to such prepayment, settled by mutual agreement between the Lenders and the Borrower. Such mutual agreement will deal with practical procedures, in particular those regarding the Promissory Notes, as well as of compensation to be paid by the Borrower to the Lenders in addition to the COFACE premiums pursuant to Article
VII. Such compensation will be the sum of (i) the difference (if positive), calculated by the Lenders, between the actual cost for the Lenders of the funding for the Credit and the rate of interest for the monies to be invested by the Lender, applied to the amounts so prepaid for the period from said prepayment until the next interest prepayment date (if prepayment does not occur on an interest payment date) and (ii) the charges (if any) imposed on the Lenders by the French Government Authorities (funding or breakage costs of the French Government Authority in charge of monitoring the fixed interest rate). Details of any such calculations shall be supplied to the Borrower by the Lenders.

ARTICLE XIII - INTEREST ON LATE PAYMENTS

Without prejudice to the provisions of Article XIV below, concerning Events of Default, and without the present Article in any way constituting a waiver of terms of payment, all Promissory Notes and/or sums due by the Borrower under this Agreement will automatically bear interest on a day to day basis from the date when they are payable until the date of actual payment at a rate per annum equal to the higher of: (i) the rate at which overnight deposits in Dollars of the same amount as the overdue amount are offered to SOCIETE GENERALE plus 3%, or (ii) 11.00%. The interest will itself bear interest at the above rate if it is due for an entire year.

ARTICLE XIV - ACCELERATION - EVENTS OF DEFAULT

         (a) No drawing under this Credit may be requested from the Lenders and the Lenders may require immediate payment of the outstanding Promissory Notes of principal together with the next maturing Promissory Notes of interest and the amount of COFACE premiums included in the Promissory Notes of interest which have not been accelerated if any one of the following Events of Default occurs and is continuing:

                  (1) the Borrower is in default in the payment of any of the Promissory Notes when and as the same shall become due and payable as therein and herein provided and such default shall continue for seven (7) days after the due date;

                  (2) the Borrower is in default in the payment of any other amounts payable under this Agreement or the Mortgages and such default shall not have been cured within ten (10) days from the receipt of a notice from the Lenders stating that the payment is overdue;

                  (3) at any time any of the Insurances ceases to be in full force and effect for any reason;

                  (4) the Borrower fails to perform any of its obligations (other than those referred to elsewhere in this Article XIV) under this Agreement and (if such failure is capable of remedy) such failure remains unremedied ten (10) days after the Borrower has received notice of such failure (provided, however, that the said period of ten (10) days shall be extended to thirty (30) days if the Borrower demonstrates to the Lenders' satisfaction (the Lenders acting in good faith) that it is taking all steps available to it to remedy the relevant failure and that the relevant failure will be remedied within such period of thirty (30) days);

                  (5) the Borrower shall (a) apply for or consent to the appointment of a receiver or trustee or liquidator of the Borrower or of all or a substantial part of the assets of the Borrower (b) be unable or admit in writing its inability to pay its debts as they mature
                           (c) make a general assignment for the benefit of creditors, (d) be adjudicated insolvent or bankrupt,
                           (e) file or make a voluntary petition in bankruptcy or a petition or an answer seeking reorganization (except for a reorganization made with the Lenders' prior written consent, which shall not be unreasonably withheld) or an arrangement with creditors generally (f) take advantage of any insolvency law (g) file an answer admitting the material allegations of a petition filed against the Borrower in any bankruptcy reorganization or insolvency proceeding, (h) be liquidated, (i) be subject to any judicial arrangement of debts, or (j) take any corporate action for the purpose of effecting any of the foregoing;

                  (6) an order, judgment or decree shall be entered without the application, approval or consent of the Borrower by any court of competent jurisdiction approving a petition seeking reorganization of the Borrower or appointing a receiver, trustee or liquidator of the Borrower or of all or a substantial part of the assets of the Borrower and such order, judgment or decree: (i) is not being actively contested by the Borrower in good faith and by appropriate proceedings, or (ii) even if being so contested, continues unstayed and in effect for a period of thirty (30) days;

                  (7) any declaration, representation or warranty made by the Borrower in this Agreement, the Assignment of Insurances, the Assignment of Requisition Proceeds, or the Mortgages shall have been incorrect when made in any material respect;

                  (8) merger, splitting up or redomiciliation of the Borrower to another jurisdiction or modification of the corporate purpose or the corporate form of the Borrower without the Lenders' consent (not to be unreasonably withheld);

                  (9) the Borrower ceases to carry on business or disposes of all or substantially all of its business, property and assets;

                  (10) the Borrower shall be declared in default, after, if applicable, any grace period, under any financing agreement (including amongst others any lease financing or hire purchase agreements) entered into by the Borrower (including as guarantor) and as a result thereof, the repayment of such financing being in excess of US$ 15,000,000 is accelerated or the relevant financing is terminated or any claim in excess of US$ 15,000,000 is made against the Borrower in respect of any debt and the same is not paid or challenged in good faith by the Borrower within any applicable grace period;

                  (11) any governmental measure or decision, whether applying generally or solely to the Borrower or the Vessel, is taken in Liberia or the country of the Maritime Registry for the time being or any other country from or through which payments under this Agreement or the Promissory Notes are made by the Borrower, or any other event occurs in Liberia or the country of the Maritime Registry for the time being or any other country from or through which payments under this Agreement or the Promissory Notes are made by the Borrower, which, in either case, might reasonably be expected to impede the performance of the Borrower's obligations under the Mortgages, the Promissory Notes or this Agreement, unless the

                           Borrower proves to the Lenders' satisfaction within thirty (30) days of such measure or decision taking effect that it has taken such action as may be necessary to avoid such impediment to performance;

                  (12) the Borrower sells or otherwise disposes of, or loses (otherwise than as a result of a Compulsory Requisition), title to the Vessel;

                  (13) either: (i) the Vessel is put up for forced auction or necessary auction, (ii) the Vessel is encumbered by any distraint and the Borrower is unable to secure the release of the Vessel from such distraint within ten (10) days, or (iii) any claim secured by maritime lien on the Vessel is not paid within twenty days from its becoming due and payable, other than liens contested in good faith by the Borrower;

                  (14) there is a destruction or capture, by enemies of the Republic of Liberia or by or through the authority of any foreign government, pirates or others or forfeiture of the Vessel, or the Borrower, for any other reason, wholly or partially loses control of the Vessel and, in the event of capture only, the Vessel is not freed within ten (10) days;

                  (15) the Borrower shall do or cause to be done any act or thing which could reasonably be expected to make void or voidable the registration of the Vessel and/or the Mortgages or the Vessel shall cease to be registered under the flag of the Maritime Registry previously approved by the Lenders, unless the Lenders have agreed to such change of registration;

                  (16) the Vessel is arrested or taken in execution of any lien or judgment and is not freed from such arrest or from such taking in execution within ten (10) days thereof;

                  (17) the Guarantor fails to perform any of its undertakings (other than the undertakings of the Guarantor set forth in paragraph 2(b)(5) and (6) of the Guarantor's Letter of Undertaking) under the Guarantor's Letter of Undertaking and (if such failure is capable of remedy) such failure remains unremedied ten (10) days after the Guarantor has received notice of such failure (provided, however, that the said period of ten (10) days shall be extended to thirty (30) days if the Guarantor demonstrates to the Lenders' satisfaction (the Lenders acting in good faith) that it is taking all steps available to it to remedy the relevant failure and that the relevant failure will be remedied within such period of thirty (30) days);

                  (18) Any of the events listed in paragraphs (5), (6), (9) or (11) above occurs with respect to the Guarantor (taking into account, MUTATIS MUTANDIS, any applicable grace periods);

                  (19) any declaration, representation or warranty made by the Guarantor in the Guarantor's Letter of Undertaking shall have been incorrect when made in any material respect;

                  (20) the Guarantor shall be declared in default, after, if applicable, any grace period, under any financing agreement (including amongst others any lease financing or hire purchase agreements) entered into by the Guarantor (including as guarantor) and as a result thereof, the repayment of such financing being in excess of US$ 50,000,000 is accelerated or the relevant financing is terminated or any claim in excess of US$ 50,000,000 is made against the Guarantor in respect of any debt and the same is not paid or challenged in good faith by the Guarantor within any applicable grace period;

                  (21) any of the events of default contained in the Mortgages occurs.

         (b) Notice of any Event of Default and/or of acceleration of the Promissory Notes shall be given by the Lenders in accordance with Article XXIII hereof.

         (c) In no event shall any delay in exercising the Lenders' right to require advance repayment be interpreted as a waiver of this right.

         (d) Furthermore, in case of such accelerated repayment following an Event of Default, the Borrower shall be liable to pay to SOCIETE GENERALE, on behalf of the Lenders, in addition to the COFACE premiums pursuant to Article VII, compensation calculated as provided for in Article XII.

         (e) In the event that the accelerated amount is received by SOCIETE GENERALE on behalf of the Lenders before the date of normal maturity of the accelerated Promissory Notes of interest, the Borrower shall, subject to no sums remaining due to the Lenders from the Borrower, be entitled to refund of interest for the actual number of days between the date on which the Lenders received the amount and the normal Maturity Date for the amount.

         (f) Any Event of Default which is cured before action is taken by the Lenders under this Article XIV shall be considered as not having occurred.

ARTICLE XV - ACCELERATION - OTHER EVENTS

         (a) The Lenders may also require immediate payment of the then outstanding Promissory Notes of principal together with the next maturing Promissory Notes of interest and the amount of the COFACE premiums included in the Promissory Notes of interest which have not been accelerated and all other sums due hereunder if:

                  (i) the Guarantor shall default in the due performance and observance of any of the undertakings set forth in paragraph 2(b)(5) or (6) of the Guarantor's Letter of Undertaking; or

                  (ii) there occurs the Total Loss or Compulsory Requisition of the Vessel.

         (b) Notice of the acceleration of the Promissory Notes pursuant to this Article XV shall be given by the Lenders in accordance with Article XXIII hereof.

         (c)      However, if the event mentioned in paragraph (a)(ii) of this
                  Article XV occurs (but without prejudice to the Lenders' rights to receive the insurance proceeds forthwith upon collection as may be provided for in the Mortgages and/or Assignment of Insurances and/or Assignment of Requisition Proceeds), the Borrower shall not be required to pay its indebtedness under this Agreement (whether or not evidenced by Promissory Notes) earlier than the date which is 90 (ninety) days after the Total Loss Date or the date of Compulsory Requisition.

         (d) The provisions of paragraphs (c), (d), and (e) of Article XIV shall apply MUTATIS MUTANDIS to acceleration of the Promissory Notes pursuant to this Article XV.

ARTICLE XVI - CURRENCY OF PAYMENT - DOMICILIATION

(a) The funds for payment of the Promissory Notes at the domiciliation bank as well as all other sums due by the Borrower under this Agreement, shall be paid in Dollars to the credit of the account of
         FINT/RES/BAC/EXT, number [      ] with SOCIETE GENERALE, 1221 Avenue of
         the Americas, New York NY 10020, under the following reference: "Buyer Credit RCCL CONSTELLATION." These sums must be credited before 11.00 a.m. New York time in freely transferable and convertible currency. For each payment to be made, the Borrower shall notify SOCIETE GENERALE on the third Banking Day prior to the due payment date that it will issue instructions to its bank (which shall be named in such notification) to make the relevant payment.

(b) The funds for payment by the Borrower to the Lenders of the Change Order Amount shall be paid in EUR and/or FRF to the credit of the account of OPER/FIN/EXT, swift address SOGRPPFIN at SOCIETE GENERALE, Paris, under the following reference: "Buyer Credit RCCL CONSTELLATION." These sums must be credited before 11:00 a.m. Paris time in freely transferable and convertible currency.

(c) The funds for reimbursing RCCL by the Lenders of the US$ amount specified in Article IV (b) shall be paid in Dollars to the credit of the account of RCCL at: Chase Manhattan, New York, Royal Caribbean
         Cruises Ltd., ABA # 021-000-021, Account # [          ], Swift Code
         CHASUS33.

(d) Except with respect to the Change Order Amount, Dollars shall be the currency of account and of payment of all amounts due hereunder in all events. In the event that any payment is made or received, including pursuant to any judgment or order rendered by a competent court or tribunal, in a currency other than Dollars or at a location other than that stipulated herein for payment and such payment after conversion into Dollars and/or transfer to the location stipulated herein for payment does not result in the payment of the amount of Dollars due hereunder, the Lenders shall be entitled to demand immediate payment of, and shall have a separate cause of action for, such sums as are necessary exactly to compensate the deficiency.

ARTICLE XVII - SECURITY

All the Borrower's payment obligations under this Agreement and/or the related Promissory Notes shall be secured by:

         (a) the Mortgages to be executed and registered in favor of the Lenders forthwith upon delivery of the Vessel;

         (b) the Assignment of Insurances and the Assignment of Requisition Proceeds to be executed upon delivery of the Vessel; and

         (c)      the Guarantees.

ARTICLE XVIII - APPLICATION OF SUMS RECEIVED

All sums received under this Agreement by either of the Lenders or by SOCIETE GENERALE, on behalf of the Lenders, for any reason whatsoever will, without prejudice to complementary provisions of the Mortgages, be applied:

         (a) in priority, to payments of any kind due or in arrears in the order of their Maturity Dates and, if relevant, prorata to each of the Lenders; or

         (b) if no payments are in arrears or if these payments have been discharged as set out above, then:

                  (1) to sums remaining due under this Agreement and not evidenced by Promissory Notes, and

                  (2) to sums remaining due under this Agreement evidenced by Promissory Notes, and if relevant, prorata to each of the Lenders and in each case in inverse order of maturity, the interest being recalculated accordingly.

ARTICLE XIX

INTENTIONALLY OMITTED

ARTICLE XX - GOVERNING LAW

This Agreement and all related documents or agreements (with the exception of the securities governed by a foreign law) shall be governed by French Law.

ARTICLE XXI - ARBITRATION

In the event of any dispute, difference, controversy or claim arising out of, or relating to or in connection with, this Agreement and any related documents or agreements (with the exception of the securities governed by a foreign law), the same shall be submitted to and finally settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with the said Rules and who will reach their decision by applying French law. The arbitration shall take place in Geneva and shall be conducted in the English language.

ARTICLE XXII - APPENDICES

The following appendices form an integral part of this Agreement

APPENDIX  I:     Documents to be produced by the Supplier to SOCIETE GENERALE

APPENDIX  II:    Part 1: Specimen of Promissory Note A
                 Part 2: Specimen of Promissory Note B

APPENDIX  III:   Part 1: Specimen of a letter containing a joint interest
                         mandate
                 Part 2: Lenders' Letter of Undertaking

APPENDIX  IV:    Guarantor's Letter of Undertaking

APPENDIX  V:     Part 1: Independent First Demand Guarantee to SOCIETE GENERALE
                 Part 2: Independent First Demand Guarantee to CREDIT
                         AGRICOLE INDOSUEZ

APPENDIX  VI:    Approved Charterer's Letter of Undertaking

ARTICLE XXIII - NOTICES AND SERVICES OF PROCESS

Any notices, demands and service of process relating to this Agreement or its performance, shall be in writing and shall be validly addressed, delivered or served at the respective addresses below :

FOR THE BORROWER:                CONSTELLATION INC.
                                 c/o ROYAL CARIBBEAN CRUISES LTD
                                 1050 Caribbean Way
                                 Miami, Florida 33132
                                 U.S.A.

                                 Facsimile : (305) 539 0562
                                 Attention : Vice President and Treasurer

                                 with a copy to the General Counsel
                                 (Facsimile : (305) 539 0562) at the same address



FOR THE LENDERS:                 SOCIETE GENERALE
                                 OPER/FIN/EXT
                                 Tour Societe Generale
                                 17, cours Valmy - 92972 Paris-La Defense Cedex
                                 France

                                 Facsimile : (331) 42.14.66.04
                                 Attention : Buyer Credit RCCL - CONSTELLATION

                                 CREDIT AGRICOLE INDOSUEZ
                                 9 quai de President Paul Doumer
                                 92400 - Courbevoie
                                 France

                                 Facsimile : (331) 41.89.29.87
                                 Reference : Buyer Credit RCCL - CONSTELLATION


or to such other address or numbers as each party may notify to the other. Notices shall be effective upon receipt as set forth above. Any communications by facsimile shall be confirmed by registered mail or recognized international courier service, but the communication shall be deemed received on the date of the facsimile transmission (or if that day is not a business day in the place where the facsimile is received, on the next business day in that place).

PROVIDED THAT for so long as no notice of acceleration of the Promissory Notes has been issued pursuant to Article XIV(b) or XV(b) hereof, notices addressed to SOCIETE GENERALE shall be deemed to have been addressed to both the Lenders.

ARTICLE XXIV - MISCELLANEOUS

         (a) If any term of this Agreement becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

         (b) No failure or delay on the part of the Lenders in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof by the Lenders or the exercise by the Lenders of any other right, power or privilege. The rights and remedies of the Lenders herein provided are cumulative and not exclusive of any rights or remedies provided by law.

         (c) This Agreement shall not be capable of being modified otherwise than by an express modification in writing signed by the Borrower and the Lenders.

ARTICLE XXV - COMING INTO FORCE

This Agreement shall come into force on the date of its signature but the rights and obligations of the Borrower hereunder may be terminated by written notice from the Borrower to SOCIETE GENERALE, acting on behalf of the Lenders, such notice to be received not later than sixty (60) days prior to the Intended Delivery Date, i.e. February 26, 2002. Following service of such notice (which shall be irrevocable), the Borrower shall have no further right to make a drawing under the Credit, the Borrower shall have no further obligations under this Agreement, and the payment mandate given by the Borrower to the Lenders as provided in the second paragraph of Article IV shall cease to have any effect.

Service by the Borrower of the written notice in accordance with the preceding paragraph shall constitute a condition subsequent (CONDITION RESOLUTOIRE) to this Agreement.

Made in three (3) originals on December 18, 2001

CONSTELLATION INC.

BY: /s/ BONNIE BIUMI

ITS: VP Treasurer

SOCIETE GENERALE

BY: /s/ I. SENECA

ITS: Isabelle SENECA - Director Export Finance

CREDIT AGRICOLE INDOSUEZ

BY: /s/ [illegible]

ITS: G. O. Bygodt
         [illegible]

BY: /s/ [illegible]

ITS: Jerome Leblond
         Manager

                                   APPENDIX I

                    DOCUMENTS TO BE PRODUCED BY THE SUPPLIER
                               TO SOCIETE GENERALE

Copy of the Commercial Invoice, duly executed by the Supplier in favor of the Borrower and countersigned by the Borrower.

Copy of the Protocol of Delivery and Acceptance duly executed by the Supplier and the Borrower.

Copy of the commercial invoice(s) corresponding to the Change Orders or any other similar document issued by the Supplier stating the Change Orders amount.

                              APPENDIX II - PART 1

                          SPECIMEN OF PROMISSORY NOTE A

PROMISSORY NOTE

Number PA (or IA) ...
......................on ...........                   Good for US$ ............
(DATE AND PLACE WHERE NOTE MADE)                      (AMOUNT IN FIGURES)

On ...........................
(MATURITY DATE)

WE SHALL PAY AGAINST THIS PROMISSORY NOTE TO THE ORDER OF SOCIETE GENERALE THE
AMOUNT OF ................................. (amount in words) US DOLLARS.

PROTEST WAIVED

(FOR VALUE GIVEN PURSUANT TO THE CREDIT AGREEMENT SIGNED ON ..............)



---------------------------------------
Maker
---------------------------------------
CONSTELLATION INC.
80 Broad Street
Monrovia
Liberia
---------------------------------------
Place of Payment                              CONSTELLATION INC.
---------------------------------------
SOCIETE GENERALE
29 boulevard Haussmann
75009 Paris
France
---------------------------------------
                                                 (SIGNATURES)

                              APPENDIX II - PART 2

                          SPECIMEN OF PROMISSORY NOTE B

PROMISSORY NOTE

Number PB (or IB) ...
......................on ...........                   Good for US$ ............
(DATE AND PLACE WHERE NOTE MADE)                      (AMOUNT IN FIGURES)

On ...........................
(MATURITY DATE)

WE SHALL PAY AGAINST THIS PROMISSORY NOTE TO THE ORDER OF CREDIT AGRICOLE
INDOSUEZ THE AMOUNT OF ................................. (amount in words) US
DOLLARS.

PROTEST WAIVED

(FOR VALUE GIVEN PURSUANT TO THE CREDIT AGREEMENT SIGNED ON ..............)



-------------------------------------------------
Maker
-------------------------------------------------
CONSTELLATION INC.
80 Broad Street
Monrovia
Liberia
-------------------------------------------------
Place of Payment                                      CONSTELLATION INC.
-------------------------------------------------
SOCIETE GENERALE
29 boulevard Haussmann
75009 Paris
France
-------------------------------------------------
                                                          (SIGNATURES)

                              APPENDIX III - PART 1

            SPECIMEN OF A LETTER CONTAINING A JOINT INTEREST MANDATE

                 TO BE SENT BY THE BORROWER TO SOCIETE GENERALE

                                                 SOCIETE GENERALE
                                                 Tour Societe Generale
                                                 17, cours Valmy
                                                 92972 Paris-La Defense Cedex
                                                 France

                                                 Attention :

Dear Sirs,

We refer to the Buyer Credit Agreement (hereinafter called the "CREDIT AGREEMENT") that we have signed with your Bank and Credit Agricole Indosuez (hereinafter called the "LENDERS") concerning the partial financing of the Vessel to be built by Chantiers de l'Atlantique S.A. (the "SUPPLIER") under a Contract signed on March 16, 1998, and modified by its amendment No 2 signed on February 19, 1999, (hereinafter called the "CONTRACT"), for the supply of one passenger cruise Vessel having Hull n(degree) U31 (hereinafter called the "VESSEL").

In accordance with Article V of the Credit Agreement, we are sending you herewith :

one set of 17 Promissory Notes of principal marked PA 1 to PA 17 to the order of SOCIETE GENERALE,

one set of 17 Promissory Notes of principal marked PB1 to PB17 to the order of CREDIT AGRICOLE INDOSUEZ,

one set of 17 Promissory Notes of interest marked IA 1 to IA 17 to the order of SOCIETE GENERALE,

one set of 17 Promissory Notes of interest marked IB1 to IB17 to the order of CREDIT AGRICOLE INDOSUEZ.

These notes, domiciled with SOCIETE GENERALE, are issued in accordance with Appendix II to the Credit Agreement, their amounts established in accordance with the schedule issued by SOCIETE GENERALE acting on behalf of the Lenders with their Maturity Date left in blank.

We hereby give you, SOCIETE GENERALE, acting in our name and on our behalf, the following mandate :

when the drawing under said credit is made and when the Delivery Date of the Vessel is known :

To insert the Maturity Date on each Promissory Note by reference to the Delivery Date of the Vessel so that the first Promissory Note of principal of each set and the first Promissory Note of interest of each set become due six months after the date indicated in the said document, the subsequent Promissory Notes of each set falling due at the end of each following successive half yearly period.

To modify, if needed, in accordance with Article V of the Credit Agreement, the amount entered on each Promissory Note of principal, replacing it with an amount calculated by SOCIETE GENERALE so that the total of all Promissory Notes of principal is equivalent to the amount drawn under the Credit Agreement, and each Promissory Note is equal to 1/34 of the total amount of the Credit,

To modify, if needed, the amount of interest entered on each Promissory Note of interest, replacing it with the actual amount of interest due and calculated on the number of days in each 6 (six) months on the balance of principal not yet repaid and so that the total amount of each set of Promissory Notes of interest is the same,

To release the Promissory Notes to SOCIETE GENERALE (in the case of those to the order of SOCIETE GENERALE) and to CREDIT AGRICOLE INDOSUEZ (in the case of those to the order of CREDIT AGRICOLE INDOSUEZ), against the Lenders' letter of undertaking as per specimen in Appendix III, Part 2 of the Credit Agreement.

Upon the occurrence of any of the events specified below, to collect the Promissory Notes from SOCIETE GENERALE (in the case of those to the order of SOCIETE GENERALE) and from CREDIT AGRICOLE INDOSUEZ (in the case of those to the order of CREDIT AGRICOLE INDOSUEZ) and to modify such Promissory Notes as set out below and to return such Promissory Notes to SOCIETE GENERALE (in the case of those to the order of SOCIETE GENERALE) and to CREDIT AGRICOLE INDOSUEZ (in the case of those to the order of CREDIT AGRICOLE INDOSUEZ):

         (i) if pursuant to the provisions of Article XII of the Credit Agreement, we prepay part of the Credit, to modify the Maturity Dates of the Promissory Notes of principal corresponding to the prepaid installments to reflect the date of prepayment; and to modify the amount entered on each Promissory Note of interest whose Maturity Date occurs after the date of prepayment to reflect the amount of interest calculated on the basis of the outstanding amount of the Credit after such prepayment;

         (ii) if pursuant to the provisions of Article XII of the Credit Agreement, we prepay all of the Credit, to modify the Maturity Dates of all of the outstanding Promissory Notes of principal to reflect the date of prepayment of the Credit;

         (iii) if pursuant to the provisions of Article XIV or Article XV of the Credit Agreement, the Promissory Notes are accelerated, to modify the Maturity Dates on all of the outstanding Promissory Notes of principal to reflect the date of acceleration of such Promissory Notes; to modify the Maturity Dates on the next maturing Promissory Notes of interest to reflect the date of acceleration of such Promissory Notes; and to modify the amount and the Maturity Date entered on two other Promissory Notes, one issued in favor of SOCIETE GENERALE and the other in favor of CREDIT AGRICOLE INDOSUEZ, so that the amount of each such Promissory Note is equal to one half of the amount of the COFACE premiums included in the Promissory Notes of interest which have not been accelerated and to reflect that the date of payment is the date of the accelerated Promissory Notes.

The present mandate, given in the joint interest of the parties, is in consequence irrevocable. It has been drawn up in accordance with the specimen set out in Appendix III, Part 1 of the Credit Agreement, and may only be modified with the written approval of the Lenders. Unless otherwise defined herein, capitalized terms shall have the meanings attributed to them in the Credit Agreement.

When the present mandate has been carried out, please inform us forthwith by confirming that the above mentioned letter of undertaking has been received by you and mailed to us.

All possible disputes resulting from this letter or from its implementation will be dealt with in accordance with Articles XX and XXI of the Credit Agreement.

                                                              CONSTELLATION INC.

                              APPENDIX III - PART 2

                         LENDER'S LETTER OF UNDERTAKING

SOCIETE GENERALE                            CREDIT AGRICOLE INDOSUEZ
Tour Societe Generale                       9 quai du President Paul Doumer
17, cours Valmy                             92400 COURBEVOIE
PARIS LA DEFENSE 7                          FRANCE
FRANCE

                                            CONSTELLATION INC]
                                            80, BROAD STREET
                                            MONROVIA
                                            LIBERIA

                                            (DATE)

Dear Sirs,

We refer to the buyer credit agreement (the "CREDIT AGREEMENT") signed on
............., between SOCIETE GENERALE and CREDIT AGRICOLE INDOSUEZ as Lenders
and your company as Borrower for the partial financing of the vessel known as hull N(degree) U31 (the "VESSEL").

The installments of repayment of principal and payment of interest relating to said credit are evidenced by Promissory Notes governed by French Law.

The payment of said Promissory Notes is secured by two first mortgages on the Vessel.

Both the Credit Agreement and the said mortgages provide for possible prepayment, whether voluntary or upon acceleration, which may lead to a cancellation of Promissory Notes evidencing the amount of interest relating to reimbursed principal for the period beginning at the date of anticipated reimbursement until stated maturity.

In order not to prevent the application of said provisions we hereby undertake not to endorse the Promissory Notes issued to our order, save as required by COFACE, until their date of maturity or of acceleration.

                                   APPENDIX IV

                        GUARANTOR'S LETTER OF UNDERTAKING


CREDIT AGRICOLE INDOSUEZ
9, quai du President Paul Doumer
92400 Courbevoie
France

SOCIETE GENERALE
Tour Societe Generale
17, cours Valmy
Paris La Defense 7
France

In consideration of the Buyer Credit Agreement dated ________________, 2001 (the "CREDIT AGREEMENT"), between CONSTELLATION INC., a wholly owned Subsidiary of Royal Caribbean Cruises Ltd., (the "GUARANTOR") and a company incorporated in Liberia and having its registered office at 80 Broad Street, Monrovia, Liberia, Credit Agricole Indosuez, a SOCIETE ANONYME A DIRECTOIRE ET CONSEIL DE SURVEILLANCE, with a capital of EUR ______________ having its registered office at 9, quai du President Paul Doumer 92400 Courbevoie, France, and registered with the Commercial Registry of Nanterre under the number R.C.S. Nanterre 304 187 701, and Societe Generale, a SOCIETE ANONYME, with a capital of EUR 528,749,122.50 having its registered office at 29 boulevard Haussmann, 75009 Paris, France, and registered with the Commercial Registry of Paris under the number R.C.S. Paris B 552 120 222, we hereby make and agree to be bound by the Declarations and Undertakings contained in paragraph 2 below.

1. DEFINITIONS. Unless otherwise defined herein, capitalized terms shall have the meanings attributed to them in the Credit Agreement.

2.       DECLARATIONS AND UNDERTAKINGS OF THE GUARANTOR.

         (a) The Guarantor hereby declares and warrants to the Beneficiary that:

                  (1) The Guarantor is duly incorporated, validly existing and in good standing under the laws of Liberia and has power to carry on its business as it is now being conducted and to own its property and other assets;

                  (2) The Guarantor has the power to execute and perform each of its obligations under this letter and the Guarantees and all necessary corporate and other actions have been taken by the Guarantor to authorize the execution and performance of the same;

                  (3) The execution and performance by the Guarantor of this letter and the Guarantees do not contravene any law, regulation, judicial or administrative decree or conflict with the By-Laws or Articles of Association of the Guarantor;

                  (4) There are no governmental approvals outside France which are necessary for the execution and performance by the Guarantor of this letter and/or the Guarantees or for this letter and/or the Guarantees to be enforceable against the Guarantor, other than those which have already been obtained;

                  (5) There are no proceedings before any arbitration tribunal, court, government agency or administrative body pending or threatened against the Guarantor which, in the reasonable opinion of the Guarantor, are likely to be adversely determined, and would (if adversely determined) be likely to (i) materially and adversely affect the financial condition of the Guarantor or impair the ability of the Guarantor to pay, when due, any amounts due under the Guarantees, or (ii) in any material respect prevent or prohibit the execution or performance of this letter and/or the Guarantees or preclude or impair the exercise by the Lenders of their rights hereunder under the Guarantees;

                  (6) The Guarantor is not in default under any material agreement or obligation to which it is a party or by which it is bound;

                  (7) There are no notarizations, filings, recordings, registrations or enrollments in any court, public office or elsewhere in Liberia which are necessary in order to ensure the legality, validity, enforceability or admissibility in evidence of this letter and/or the Guarantees.

         (b)      The Guarantor hereby undertakes that it shall:

                  (1) Provide the Lenders with its quarterly and annual financial statements promptly after the same are filed with the United States Securities and Exchange Commission;

                  (2) Promptly advise the Lenders of any event or circumstance which, in the reasonable opinion of the Guarantor, would be likely to have a material adverse effect on the Guarantor's ability to perform its obligations under this letter and/or the Guarantees;

                  (3) Comply with the requirements of all laws, rules, regulations, orders and decrees of any administrative, governmental, or judicial authority or other organization or body, applicable to the Guarantor or any part of its assets, the non-compliance with which would materially and adversely affect the credit of the Guarantor or its ability duly to perform and observe the obligations expressed to be assumed by the Guarantor in or pursuant to this letter and/or the Guarantees, or the validity thereof;

                  (4) Inform the Lenders within ten (10) days of all changes to its legal form, nature or corporate purpose and shall supply all supporting documents relating to such change;

                  (5) Not consolidate with or merge with or into any Person (other than in the case of a merger or consolidation where the Guarantor is the surviving entity) if the surviving Person does not by way of operation of law or otherwise assume all the obligations of the Guarantor under the Guarantees, and not lease all or substantially all of its business properties or assets to any Person if such Person is not a wholly owned subsidiary of the Guarantor.

                                    For the purpose of the foregoing phrase
                           "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

                  (6) Remain the beneficial direct or indirect owner of at least 51% of the issued stock carrying voting rights of the Borrower.

3. RELATIONSHIP TO THE CREDIT AGREEMENT. The Guarantor acknowledges that it is fully aware of the terms and conditions of the Credit Agreement and that any relevant provisions of such agreement shall apply, MUTATIS MUTANDIS, to this Letter of Undertaking.

Signed this ____ day of _____________, 2001 in one original.

ROYAL CARIBBEAN CRUISES LTD.



By:  _____________________________

Its:  ____________________________

                               APPENDIX V - PART I

             INDEPENDENT FIRST DEMAND GUARANTEE TO SOCIETE GENERALE

                          [ROYAL CARIBBEAN CRUISES LTD.
                                   LETTERHEAD]

                       INDEPENDENT FIRST-DEMAND GUARANTEE

                      GARANTIE AUTONOME A PREMIERE DEMANDE

This guarantee is granted by Royal Caribbean Cruises Ltd., a company incorporated in Liberia and having its registered office at 80 Broad Street, Monrovia, Liberia, represented by Bonnie Biumi, an officer being duly authorized (the "GUARANTOR") to Societe Generale, a SOCIETE ANONYME, with a capital of EUR 528,749,122.50 having its registered office at 29 boulevard Haussmann, 75009 Paris, France, and registered with the Commercial Registry of Paris under the number R.C.S. Paris B 552 120 222 (the "BENEFICIARY").

WHEREAS

1. CONSTELLATION INC., a wholly owned subsidiary of the Guarantor and a company incorporated in Liberia and having its registered office at 80 Broad Street, Monrovia, Liberia CONSTELLATION INC. has entered into a Buyer Credit Agreement dated _______________, 2001 (the "CREDIT AGREEMENT") with the Beneficiary and Credit Agricole Indosuez, a SOCIETE ANONYME A DIRECTOIRE ET CONSEIL DE SURVEILLANCE, with a capital of EUR ______________ having its registered office at 9, quai du President Paul Doumer 92400 Courbevoie, France, and registered with the Commercial Registry of Nanterre under the number R.C.S. Nanterre 304 187 701.

2. For the repayment of the amounts of principal and interest due by CONSTELLATION INC. to the Beneficiary under the Credit Agreement, CONSTELLATION INC. is to make a series of promissory notes to the order of the Beneficiary as follows:

- Seventeen (17) promissory notes of principal in the following amounts and maturity dates:

AMOUNTS                         MATURITY DATES

                                (Months after the Delivery Date)

- Seventeen (17) promissory notes of interest in the following amounts and maturity dates:

AMOUNTS                         MATURITY DATES

                                (Months after the Delivery Date)

3. The aforesaid thirty-four (34) promissory notes (together the "PROMISSORY NOTES") aggregate a total of US$____________.

4. It is a condition of the drawing under the Credit Agreement that CONSTELLATION INC. provides the Beneficiary with a guarantee from the Guarantor, and the latter, being interested in CONSTELLATION INC. drawing under the Credit Agreement, is willing to deliver this guarantee.

5. The Guarantor acknowledges that it is fully aware of the terms of the Credit Agreement and of the letter of joint interest mandate delivered pursuant to the Credit Agreement.

THEREFORE, IN CONSIDERATION OF THE FOREGOING:

The Guarantor hereby irrevocably and unconditionally undertakes to pay immediately, without contest or protest of any nature whatsoever, to the Beneficiary, within fifteen (15) days of receipt by Guarantor of a Demand for Payment (as defined below) from the Beneficiary, the amount stated in such Demand for Payment, up to a maximum amount of US$_____________ (the "GUARANTEED AMOUNT").

For purposes of this guarantee, a "DEMAND FOR PAYMENT" shall mean a written demand from the Beneficiary stating that the amount claimed is due under this guarantee and that the conditions for payment of such amount are fulfilled and stating that the Credit Agreement has been accelerated in accordance with its terms and that the Promissory Notes are immediately payable. The Demand for Payment shall be the only document necessary in connection with the foregoing and the Guarantor shall not contest the contents thereof.

The Guarantor understands that its obligations under this guarantee are irrevocable, unconditional, and independent of all obligations stipulated under the Credit Agreement and the Promissory Notes. As a result, the Guarantor irrevocably waives its rights, if any, to any defenses that may otherwise be available to it or CONSTELLATION INC. under, inter alia, the Credit Agreement and the Promissory Notes.

Any Demand for Payment under this guarantee shall be made by registered letter with return receipt requested or by a recognized international courier service to the following address:

                      [Please indicate Guarantor's adress]

or to such other address as shall be notified in writing by the Guarantor to the Beneficiary.

Demand for Payment will be deemed to have been received on the date such demand is first presented to the addressee.

The obligations of the Guarantor hereunder shall not be subject to any reduction or other impairment by set off, deduction, counterclaim, withholding or otherwise for or on account of any taxes, duties or other charges (present or future). In the event any payment hereunder is subject to any such withholding, the Guarantor shall increase the amount due to the Beneficiary by an amount such that the net payment to the Beneficiary shall be the same as the amount demanded had such withholding not been required.

This guarantee and the liabilities and obligations of the Guarantor shall remain in full force and effect until the proper and valid payment in full of all the Guaranteed Amount or an absolute discharge or release of the Guarantor signed by the Beneficiary.

This guarantee is governed by French law and shall be construed as a GARANTIE AUTONOME A PREMIERE DEMANDE. In the event of any dispute, difference, controversy or claim arising out of, or relating to or in connection with, this guarantee, the same shall be submitted to and finally settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce by three
(3) arbitrators appointed in accordance with the said Rules and who will reach their decision by applying French law. The arbitration shall take place in Geneva and shall be conducted in the English language.

Signed this ____ day of _____________, 2001 in one original.

ROYAL CARIBBEAN CRUISES LTD.(1)







By:  _____________________________

Its: _____________________________


------------------------
(1)  Signature of the representative of the Guarantor.

                              APPENDIX V - PART II

         INDEPENDENT FIRST DEMAND GUARANTEE TO CREDIT AGRICOLE INDOSUEZ

                          [ROYAL CARIBBEAN CRUISES LTD.
                                   LETTERHEAD]

                       INDEPENDENT FIRST-DEMAND GUARANTEE

                      GARANTIE AUTONOME A PREMIERE DEMANDE

This guarantee is granted by Royal Caribbean Cruises Ltd., a company incorporated in Liberia and having its registered office at 80 Broad Street, Monrovia, Liberia, represented by ___________________, an officer being duly authorized (the "GUARANTOR") to Credit Agricole Indosuez, a SOCIETE ANONYME A DIRECTOIRE ET CONSEIL DE SURVEILLANCE, with a capital of EUR ______________ having its registered office at 9, quai du President Paul Doumer 92400 Courbevoie, France, and registered with the Commercial Registry of Nanterre under the number R.C.S. Nanterre 304 187 701 (the "BENEFICIARY").

WHEREAS

1. CONSTELLATION INC., a wholly owned subsidiary of the Guarantor and a company incorporated in Liberia and having its registered office at 80 Broad Street, Monrovia, Liberia "CONSTELLATION INC." has entered into a Buyer Credit Agreement dated _______________, 2001 (the "CREDIT AGREEMENT") with the Beneficiary and Societe Generale, a SOCIETE ANONYME, with a capital of EUR 528,749,122.50 having its registered office at 29 boulevard Haussmann, 75009 Paris, France, and registered with the Commercial Registry of Paris under the number R.C.S. Paris B 552 120 222.

2. For the repayment of the amounts of principal and interest due by CONSTELLATION INC. to the Beneficiary under the Credit Agreement, CONSTELLATION INC. is to make a series of promissory notes to the order of the Beneficiary as follows:

- Seventeen (17) promissory notes of principal in the following amounts and maturity dates:

AMOUNTS                            MATURITY DATES

                                   (Months after the Delivery Date)

- Seventeen (17) promissory notes of interest in the following amounts and maturity dates:

AMOUNTS                             MATURITY DATES

                                    (Months after the Delivery Date)

3. The aforesaid thirty-four (34) promissory notes (together the "PROMISSORY NOTES") aggregate a total of US$____________.

4. It is a condition of the drawing under the Credit Agreement that CONSTELLATION INC. provides the Beneficiary with a guarantee from the Guarantor, and the latter, being interested in CONSTELLATION INC. drawing under the Credit Agreement, is willing to deliver this guarantee.

5. The Guarantor acknowledges that it is fully aware of the terms of the Credit Agreement and of the letter of joint interest mandate delivered pursuant to the Credit Agreement.

THEREFORE, IN CONSIDERATION OF THE FOREGOING:

The Guarantor hereby irrevocably and unconditionally undertakes to pay immediately, without contest or protest of any nature whatsoever, to the Beneficiary, within fifteen (15) days of receipt by Guarantor of a Demand for Payment (as defined below) from the Beneficiary, the amount stated in such Demand for Payment up to a maximum amount of US$_____________ (the "GUARANTEED AMOUNT").

For purposes of this guarantee, a "DEMAND FOR PAYMENT" shall mean a written demand from the Beneficiary stating that the amount claimed is due under this guarantee and that the conditions for payment of such amount are fulfilled and stating that the Credit Agreement has been accelerated in accordance with its terms and that the Promissory Notes are immediately payable. The Demand for Payment shall be the only document necessary in connection with the foregoing and the Guarantor shall not contest the contents thereof.

The Guarantor understands that its obligations under this guarantee are irrevocable, unconditional, and independent of all obligations stipulated under the Credit Agreement and the Promissory Notes. As a result, the Guarantor irrevocably waives its rights, if any, to any defenses that may otherwise be available to it or CONSTELLATION INC. under, inter alia, the Credit Agreement and the Promissory Notes.

Any Demand for Payment under this guarantee shall be made by registered letter with return receipt requested or by a recognized international courier service to the following address:

or to such other address as shall be notified in writing by the Guarantor to the Beneficiary.

Demand for Payment will be deemed to have been received on the date such demand is first presented to the addressee.

The obligations of the Guarantor hereunder shall not be subject to any reduction or other impairment by set off, deduction, counterclaim, withholding or otherwise for or on account of any taxes, duties or other charges (present or future). In the event any payment hereunder is subject to any such withholding, the Guarantor shall increase the amount due to the Beneficiary by an amount such that the net payment to the Beneficiary shall be the same as the amount demanded had such withholding not been required.

This guarantee and the liabilities and obligations of the Guarantor shall remain in full force and effect until the proper and valid payment in full of all the Guaranteed Amount or an absolute discharge or release of the Guarantor signed by the Beneficiary.

This guarantee is governed by French law and shall be construed as a GARANTIE AUTONOME A PREMIERE DEMANDE. In the event of any dispute, difference, controversy or claim arising out of, or relating to or in connection with, this guarantee, the same shall be submitted to and finally settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce by three
(3) arbitrators appointed in accordance with the said Rules and who will reach their decision by applying French law. The arbitration shall take place in Geneva and shall be conducted in the English language.

Signed this ____ day of _____________, 2001 in one original.

ROYAL CARIBBEAN CRUISES LTD.(2)





By:  _____________________________

Its: _____________________________



------------------------
(2)  Signature of the representative of the Guarantor.

                                   APPENDIX VI

                   APPROVED CHARTERER'S LETTER OF UNDERTAKING

        [THIS FORM ASSUMES THE VESSEL WILL BE REGISTERED IN THE LIBERIAN MARITIME REGISTRY AND SHALL BE ADAPTED ACCORDINGLY IF THIS IS NOT THE CASE.]

                              [APPROVED CHARTERER'S
                                   LETTERHEAD]

CREDIT AGRICOLE INDOSUEZ
9, quai du President Paul Doumer
92400 Courbevoie
France

SOCIETE GENERALE
Tour Societe Generale
17, cours Valmy
Paris La Defense 7
France

                  In consideration of your agreeing to permit us to enter into a bare boat charter agreement with CONSTELLATION INC. for a duration of ___________ with respect to Constellation (the "VESSEL") in accordance with the terms of the appended bare boat charter (the "BARE BOAT CHARTER"), we confirm to you that we have received a copy of the mortgages (the "MORTGAGES") granted by CONSTELLATION INC. to Societe Generale, a SOCIETE ANONYME, with a capital of EUR 528,749,122.50 having its registered office at 29 boulevard Haussmann, 75009 Paris, France, and registered with the Commercial Registry of Paris under the number R.C.S. Paris B 552 120 222 ("SOCIETE GENERALE") and Credit Agricole Indosuez, a SOCIETE ANONYME A DIRECTOIRE ET CONSEIL DE SURVEILLANCE, with a capital of EUR ______________ having its registered office at 9, quai du President Paul Doumer 92400 Courbevoie, France, and registered with the Commercial Registry of Nanterre under the number R.C.S. Nanterre 304 187 701, (together with SOCIETE GENERALE, the "LENDERS"), over the Vessel, and we undertake to you that:

                  (a) we shall keep the Vessel in good working order and well maintained, operate the Vessel in accordance with the provisions of Article III of the Mortgages and take such steps as may be reasonably necessary to maintain and protect the interest of the Lenders in the Vessel as the first priority mortgagees of the Vessel;

                  (b) we shall insure the Vessel or cause the Vessel to be insured in accordance with the provisions of Article IV of the Mortgages and take such steps as may be reasonably necessary to maintain and protect the interest of the Lenders in the Vessel as first priority assignees of the insurances of the Vessel;

                  (c) we shall promptly furnish SOCIETE GENERALE, acting on behalf of the Lenders, with, or procure that it is furnished promptly with, all such information as SOCIETE GENERALE, acting on behalf of the Lenders, may from time to time reasonably request regarding the Vessel, her insurances, operation, state and condition;

                  (d) we shall not grant any sub bare boat charter nor any time, voyage or cabin charter for a duration in excess of ninety (90) days (including any extensions or renewals);

                  We further confirm to you that the Bare Boat Charter is subordinated to the Mortgages and that:

                  (a) we shall not extend the duration nor modify the terms of the Bare Boat Charter without your prior written approval;

                  (b) in case of inconsistencies, the provisions of the Mortgages shall prevail upon the provisions of the Bare Boat Charter; and

                  (c) the Bare Boat Charter shall terminate upon your notifying to us a copy of the notice referred to in
                           Article XIV(b) and XV(b) of the Credit Agreement at the following address:

                  Kindly acknowledge receipt and agreement of this letter upon the enclosed duplicate.

APPROVED BARE BOAT CHARTERER





By:  _____________________________

Its: _____________________________